                                    EXHIBIT B

                             JOINT FILING AGREEMENT


      The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 13th day of February, 2002.


                                      The TCW Group, Inc., on behalf of the TCW
                                      Business Unit

                                      By: /s/ Linda D. Barker
                                          -------------------
                                          Linda D. Barker
                                          Authorized Signatory

                                      Robert A. Day

                                      By: /s/ Linda D. Barker
                                          -------------------
                                          Linda D. Barker
                                          Under Power of Attorney
                                          dated November 6, 2000,
                                          on file with Schedule 13G
                                          for Retek, Inc. dated
                                          November 8, 2000.



                                       B-1